UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2009

MEDIFAST, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23016	13-3714405
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Ident. No.)

11445 Cronhill Drive, Owing Mills, Maryland	21117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (410)-581-8042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR    230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR   240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 2, 2009, Medifast, Inc., a Delaware corporation, established a $5 million unsecured line of credit with Bank of America.  Borrowings under the line of credit facility will bear interest at LIBOR + 175 basis points and credit is available for a period of one year.   The line of credit may be used for general working capital requirements and for general corporate needs of Medifast, Inc.

On July 2, 2009, Medifast, Inc. also received a 3 year unsecured term loan with a 5 year amortization from Bank of America to repay the $2.7 million balance on its Merrill Lynch line of credit that expired on July 1, 2009.  The interest rate is at LIBOR + 200 basis points.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

Dated: July 6, 2009	/s/ Michael S. McDevitt
Michael S. McDevitt
Chief Executive Officer